                                                                   Exhibit 10.25

                             EMPLOYMENT AGREEMENT


     THIS AGREEMENT, by and between Ryerson Tull, Inc. (the "Company") and Thomas S. Cygan (the "Executive") effective as of May 29, 2000 (the "Effective Date");

                               WITNESSETH THAT:

     WHEREAS, the Company desires to appoint Executive to the position of President Ryerson Tull North, and Executive desires to accept such appointment; and

     WHEREAS, in connection with such appointment, the Company and Executive desire to enter into this Agreement;

     NOW, THEREFORE, in consideration of the Executive's appointment as President Ryerson Tull North, and for other good and valuable consideration the receipt of which is hereby acknowledged, it is agreed by the Executive and Company as follows:

     1.  Duties.  The Executive agrees that while he is employed by the Company,
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he will devote his full business time, energies and talents to serving as the President Ryerson Tull North of the Company and providing services for the Company at the direction of the Executive Vice President of the Company. The Executive shall have such duties and responsibilities as may be assigned to him from time to time by the Executive Vice President, shall perform all duties assigned to him faithfully and efficiently, subject to the direction of the Executive Vice President, and shall have such authorities and powers as are inherent to the undertakings applicable to his position and necessary to carry out the responsibilities and duties required of him hereunder; provided, however, that the Executive shall not be required to perform any duties while he is disabled. Notwithstanding the foregoing or any other provisions of this Agreement, the Executive and the Company understand and agree that the responsibilities and duties of the Executive, in his capacity as President Ryerson Tull North of the Company, may change from time to time due to other changes in the nature and structure of the Company's business and that any such changes in the Executive's duties and responsibilities that are consistent with such changes in the Company's business shall not constitute a reduction in the Executive's duties and responsibilities for purposes of this Agreement.

     2.   Compensation.    Subject to the terms and conditions of this
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Agreement, during the Employment Period while the Executive is employed by the Company, the Company shall compensate him for his services as follows:

     (A) The Executive shall receive, for each twelve-consecutive month period beginning on May 29, 2000, and each anniversary thereof, an annual salary of $240,000 (the "Salary"), which Salary shall be payable in substantially equal bi-weekly installments. The Executive's rate of Salary shall be reviewed annually beginning in February, 2001.

     (B) The Executive shall be entitled to receive bonuses from the Company in accordance with the bonus plans of the Company as in effect from time to time. As President Ryerson Tull North his target bonus award percentage shall be 36%, subject to annual approval of the Compensation Committee of the Board of Directors.

     (C) Except as otherwise specifically provided to the contrary in this Agreement, the Executive shall be provided with health, welfare and other fringe benefits to the same extent and on the same terms as those benefits are provided by the Company from time to time to the Company's other senior management executives.

     (D) The Executive shall be reimbursed by the Company, on terms and conditions that are substantially similar to those that apply to other similarly situated senior management executives of the Company, for reasonable out-of-pocket expenses for entertainment, travel, meals, lodging and similar items (including such expenses which are incurred by the Executive at the country club at which he is a member) which are consistent with the Company's expense reimbursement policy and actually incurred by the Executive in the promotion of the Company's business.

     (E) The Company shall pay or shall reimburse the Executive for his monthly country club dues and assessments; provided, however, that such payment or reimbursement, as applicable, shall apply only to one club at any given point in time.

     (F) The Company shall pay the monthly lease payment for the automobile that the Executive uses for business; provided, however, that the Company shall report as income to the Executive any amounts required by law or the policies of the Company relating to the Executive's personal use of such automobile.

     (G) The Executive shall be reimbursed by the Company for reasonable moving expenses incurred with his move to Chicago, Illinois. Such reimbursements are specified in the geographic relocation policy and require the acceptance by signing the Ryerson Tull Relocation Cost Repayment Agreement.

     (H)  The Company shall provide a two year Change in Control Agreement.

     (I) The Executive shall be recommended for stock awards in the same manner as may be in effect from time to time for other similarly situated presidents.

     3.   Rights and Payments Upon Termination.  The Executive's right to
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benefits and payments, if any, for periods after the date on which his employment with the Company terminates for any reason (his "Termination Date") shall be determined in accordance with this Section 3:

     (A)  Termination by the Company for Reasons Other Than Cause; Termination
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          by the Executive for Good Reason.  If the Executive's termination by
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          the Company occurs for any reason other than Cause or is a result of the Executive's termination of employment for Good Reason (and is not on account of the Executive's death, disability, or voluntary resignation, the mutual agreement of the parties or any other reason), then the Executive shall receive from the Company for the period commencing on his Termination Date and ending on the earliest of (i) the twenty-fourth month after the Executive's Termination Date; (ii) the date on which the Executive violates the provisions of Sections 4, 5 or 6 of this Agreement; or (iii) the date of the Executive's death, the Salary, bonus and benefits in effect as of his Termination Date, payable in accordance with the provisions of Paragraph 3(B). The biweekly salary amounts will continue as described above. Benefits that will continue will include medical, dental, basic life insurance, any optional life insurance and any optional accidental death and dismemberment insurance. Bonus shall mean two payments of the average annual amount of the award paid to the Executive pursuant to the annual incentive plan or successor plan with respect to the three years immediately preceding that in which the Termination Date occurs.

          Base salary payments to the Executive during the aforementioned twenty-four month period shall not preclude the Executive's eligibility for payments under the Company's severance plan.

          Twenty-four months of additional age and service credit will be provided to the Executive's RT Pension and the RT Supplemental Plan using the methodology described in the Executive's Change in Control Agreement except that any lump sum payment will be made twenty-four months after the Executive's Termination Date and only if the Executive has not violated the Confidentiality, Nonsolicitation and Noncompetition provisions of this Agreement.

     (B)  Termination By Company for Cause.  If the Executive's termination is a
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          result of the Company's termination of the Executive's employment on account of Cause, then, except as agreed in writing between the Executive and the Company, the Executive shall have no right to future payments or benefits under this Agreement (and the Company shall have no obligation to make any such future payments or provide any such future benefits) for periods after the Executive's Termination Date.

     (C)  Termination for Death or Disability.  If the Executive's termination
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          is caused by the Executive's death or permanent disability, then the Executive (or in the event of his death, his estate) shall be entitled to continuing payments of his Salary for the period commencing on his Termination Date and ending on the earlier of (i) the last day of the calendar month in which his Termination Date occurs or (ii) the date on which the Executive violates the provisions of Sections 4, 5 or 6 of this Agreement.

     (D)  Termination for Voluntary Resignation, Mutual Agreement or Other
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          Reasons.  If the Executive's termination occurs on account of his
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          voluntary resignation, mutual agreement of the parties, or any reason other than those specified in Paragraphs (A), (B) or (C) above then, except as agreed in writing between the Executive and the Company, the Executive shall have no right to future payments or benefits under this Agreement (and the Company shall have no obligation to make any such future payments or provide any such future benefits) for periods after the Executive's Termination Date. The Executive's termination of employment for Good Reason shall not be treated as a voluntary resignation for purposes of this Agreement.

     (E)  Definitions.  For purposes of this Agreement:
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          (i)  The term "Cause" shall mean:

               (a) the continuous performance of his duties (under this Agreement) in a manner that is inconsistent with past, acceptable performance over a normal business cycle; or in a way that has a demonstrable negative impact on the results of the business unit as determined by the Executive Vice President. The Executive Vice President must provide a notice of unsatisfactory performance and a reasonable corrective action period. The Chairman and CEO must review and approve the action; or

               (b) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its affiliates, monetarily or otherwise, as determined by the Executive Vice President; or

               (c) conduct by the Executive that involves theft, fraud or dishonesty; or

               (d) the Executive's violation of the provisions of Sections 4, 5 or 6 hereof.

          (ii) The term "Good Reason" means (a) the assignment to the Executive duties which are materially inconsistent with his duties as President Ryerson Tull North of the Company, including, without limitation, a material diminution or reduction in his title, office or responsibilities or a reduction in his rate of Salary, or (b) the relocation of the Executive to a location that is not within the greater Chicago metropolitan area.

     Notwithstanding any other provision of this Agreement, the Executive shall automatically cease to be an employee of the Company and its affiliates as of his Termination Date and, to the extent permitted by applicable law, any and all monies that the Executive owes to the Company shall be repaid before any post-termination payments are made pursuant to the Executive pursuant to this Agreement.

     4.   Confidential Information.  The Executive agrees that:
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     (A) Except as may be required by the lawful order of a court or agency of competent jurisdiction, or except to the extent that the Executive has express authorization from the Company, he shall keep secret and confidential indefinitely all non-public information (including, without limitation, information regarding litigation and pending litigation) concerning the Company and its affiliates which was acquired by or disclosed to the Executive during the course of his employment with the Company, and not to disclose the same, either directly or indirectly, to any other person, firm, or business entity, or to use it in any way.

     (B) Upon his Termination Date or at the Company's earlier request, he will promptly return to the Company any and all records, documents, physical property, information, computer disks or other materials relating to the business of the Company and its affiliates obtained by him during his course of employment with the Company.

     (C) The Executive shall keep the Company informed of, and shall execute such assignments as may be necessary to transfer to the Company or its affiliates the benefits of, any inventions, discoveries, improvements, trade secrets, developments, processes, and procedures made by the Executive, in whole or in part, or conceived by the Executive either alone or with others, which result from any work which the Executive may do for or at the request of the Company, whether or not conceived by the Executive while on holiday, on vacation, or off the premises of the Company, including such of the foregoing items conceived during the course of employment which are developed or perfected after the Executive's termination of employment. The Executive shall assist the Company or other nominated by it, to obtain patents, trademarks and service marks and the Executive agrees to execute all documents and to take all other actions which are necessary or appropriate to secure to the Company and its affiliates the benefits thereof. Such patents, trademarks and service marks shall become the property of the Company and its affiliates. The Executive shall deliver to the Company all sketches, drawings, models, figures, plans, outlines, descriptions or other information with respect thereto.

     (D) To the extent that any court or agency seeks to have the Executive disclose confidential information, he shall promptly inform the Company, and he shall take such reasonable steps to prevent disclosure of Confidential Information until the Company has been informed of such requested disclosure. To the extent that the Executive obtains information on behalf of the Company or any of its affiliates that may be subject to attorney-client privilege as to the Company's attorneys, the Executive shall take reasonable steps to maintain the confidentiality of such information and to preserve such privilege.

     (E) Nothing in the foregoing provisions of this Section 4 shall be construed so as to prevent the Executive from using, in connection with his employment for himself or an employer other than the Company or any of its affiliates, knowledge which was acquired by him during the course of his employment with the Company and its affiliates, and which is generally known to persons of his experience in other companies in the same industry.

     5.   Nonsolicitation.  While the Executive is employed by the Company and
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its affiliates and for a period of two years after the date the Executive's employment terminates with the Company and its affiliates for any reason, the Executive covenants and agrees that he will not, whether for himself or for any other person, business, partnership, association, firm, company or corporation, directly or indirectly, call upon, solicit, divert or take away or attempt to solicit, divert or take away, any of the customers or employees of the Company or its affiliates in existence from time to time during his employment with the Company and its affiliates.

     6.   Noncompetition.  While the Executive is employed by the Company and
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its affiliates, and for a period of two years after the date the Executive's employment terminates with the Company and its affiliates for any reason, the Executive covenants and agrees that he will not, directly or indirectly, engage in, assist, perform services for, plan for, establish or open, or have any financial interest (other than (i) ownership of 1% or less of the outstanding stock of any corporation listed on the New York or American Stock Exchange or included in the National Association of Securities Dealers Automated Quotation System or (ii) ownership of securities in any entity affiliated with the Company) in any person, firm, corporation, or business entity (whether as an employee, officer, director or consultant) that engages in an activity in any state in which the Company or its affiliates is conducting or has reasonable expectations of commencing business activities at the date of the Executive's termination of employment, which is the same as, similar to, or competitive with the metals service center, processing and distribution business of the Company and its affiliates.

     7.  Equitable Remedies.  The Executive acknowledges that the Company would
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be irreparably injured by a violation of Sections 4, 5 and 6 and agrees that the Company, in addition to other remedies available to it for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, other equivalent relief, restraining the Executive from any actual or threatened breach of Sections 4, 5 and 6 without any bond or other security being required.

     8.   Defense of Claims.  The Executive agrees that, during his employment
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with the Company and after his termination, he will cooperate with the Company and its affiliates in the defense of any claims that may be made against the Company or its affiliates to the extent that such claims may relate to services performed by him for the Company. To the extent travel is required to comply with the requirements of this Section 8, the Company, shall to the extent possible, provide the Executive with notice at least 10 days prior to the date on which such travel would be required and the Company agrees to reimburse the

Executive for all of his reasonable actual expenses associated with such travel; provided, however, that if the Company reasonably expects the travel to be extensive or unduly burdensome to the Executive from a financial perspective, the Company may provide to the Executive pre-paid tickets for transportation in connection with such travel.

     9.   Notices.  Notices provided for in this Agreement shall be in writing
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and shall be deemed to have been duly received when delivered in person or sent by facsimile transmission, on the first business day after it is sent by air express courier service or on the second business day following deposit in the United States registered or certified mail, return receipt requested, postage prepaid and addressed, in the case of the Company to the following address:

          Ryerson Tull, Inc.
          2621 W. 15th Place
          Chicago, IL 60608
          Attention:  William Korda

or to the Executive:

          Thomas S. Cygan
          5539 176th Place SE
          Bellevue, WA 98006

or such other address as either party may have furnished to the other in writing in accordance herewith, except that a notice of change of address shall be effective only upon actual receipt.

     10.  Withholding.    All compensation payable under this Agreement shall be
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subject to customary withholding taxes and other employment taxes as required with respect to compensation paid by a corporation to an executive and the amount of compensation payable hereunder shall be reduced appropriately to reflect the amount of any required withholding. The Company shall have no obligation to make any payments to the Executive or to make the Executive whole for the amount of any required taxes.

     11.  Successors.  This Agreement shall be binding on, and inure to the
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benefit of, the Company and its successors and assigns and any person acquiring, whether by merger, reorganization, consolidation, by purchase of assets or otherwise, all or substantially all of the assets of the Company.

     12.  Nonalienation.  The interests of the Executive under this Agreement
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are not subject to the claims of his creditors, other than the Company, and may not otherwise be voluntarily or involuntarily assigned, alienated or encumbered.

     13.  Waiver of Breach.  The waiver by either the Company or the Executive
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of a breach of any provision of this Agreement shall not operate as or be deemed a waiver of any subsequent breach by either the Company or the Executive. Continuation of payments hereunder by the Company following a breach by the Executive of any provision of this Agreement shall not preclude the Company from thereafter terminating said payments based upon the same violation.

     14.  Severability.  It is mutually agreed and understood by the parties
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that should any of the agreements and covenants contained herein be determined by any court of competent jurisdiction to be invalid by virtue of being vague or unreasonable, including but not limited to the provisions of Sections 4, 5 and 6, then the parties hereto consent that this Agreement shall be amended retroactive to the date of its execution to include the terms and conditions said court deems to be reasonable and in conformity with the original intent of the parties and the parties hereto consent that under such circumstances, said court shall have the power and authority to determine what is reasonable and in conformity with the original intent of the parties to the extent that said covenants and/or agreements are enforceable.

     15.  Applicable Law.  This Agreement shall be construed in accordance with
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the laws of the State of  Illinois.

     16.  Amendment.  This Agreement may be amended or cancelled by mutual
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Agreement of the parties in writing without the consent of any other person.

     17.  Counterparts.  This Agreement may be executed in any number of
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counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a copy hereof containing multiple signature pages, each signed by one party hereto, but together signed by both of the parties hereto.

     18.  Other Agreements.  This Agreement constitutes the sole and complete
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Agreement between the Company and the Executive and supersedes all other agreements, both oral and written, between the Company and the Executive with respect to the matters contained herein including, without limitation any severance agreements or arrangements between the parties; provided, however, that this Agreement does not supersede the Change in Control Agreement. No verbal or other statements, inducements, or representations have been made to or relied upon by the Executive. The parties have read and understand this Agreement.


                              RYERSON TULL, INC.



Dated:    5/29/00             /s/ William Korda
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                              William Korda
                              Vice President Human Resources



Dated:     6/1/00             /s/ Thomas S. Cygan
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                              Thomas S. Cygan
                              President Ryerson Tull North